Filed pursuant to Rule 424(b)(2)
Registration No. 333-234764
CALCULATION OF REGISTRATION FEE

Title of Securities Registered	Amount to beRegistered	Maximum Aggregate Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
0.900% Senior Notes due 2023	$650,000,000	99.990%	$649,935,000	$70,907.91
3.125% Senior Notes due 2031	$900,000,000	99.659%	$896,931,000	$97,855.17
4.400% Senior Notes due 2051	$650,000,000	99.669%	$647,848,500	$70,680.27
Guarantees of Notes	—	—	—	—(2)
Total	$2,200,000,000	—	$2,194,714,500	$239,443.35

(1)
The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 18, 2019)
Diamondback Energy, Inc.
$650,000,000 0.900% Senior Notes due 2023
$900,000,000 3.125% Senior Notes due 2031
$650,000,000 4.400% Senior Notes due 2051
We are offering $650,000,000 aggregate principal amount of our 0.900% Senior Notes due 2023 (the “2023 notes”), $900,000,000 aggregate principal amount of our 3.125% Senior Notes due 2031 (the “2031 notes”) and $650,000,000 aggregate principal amount of our 4.400% Senior Notes due 2051 (the “2051 notes”). We refer to the 2023 notes, the 2031 notes and the 2051 notes collectively as the “notes.”
The 2023 notes will mature on March 24, 2023, the 2031 notes will mature on March 24, 2031 and the 2051 notes will mature on March 24, 2051. Interest will accrue from March 24, 2021, and will be payable in cash semi-annually on March 24 and September 24 of each year for each series of notes, beginning September 24, 2021. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We may redeem all or a part of the notes at any time at the applicable redemption prices described under “Description of Notes — Optional Redemption.”
The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior indebtedness, including our outstanding senior notes and our guarantee of the obligations of our wholly owned subsidiary, Diamondback O&G LLC, under the revolving credit facility, and senior in right of payment to all of our future indebtedness that is subordinated in right of payment to the notes. The notes will be effectively subordinate to any of our and Diamondback O&G LLC’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness; and will be structurally subordinate to all of the existing and future indebtedness and other liabilities (including trade payables) of each of our subsidiaries that is not a guarantor of the notes, including without limitation any QEP Notes that are not tendered pursuant to the QEP Tender Offers, in each case as defined below. The obligations under the notes will be fully and unconditionally guaranteed on a senior unsecured basis by Diamondback O&G LLC, as described under “Description of Notes — Subsidiary Guarantee.”
Investing in our notes involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you invest in our notes. See “Risk Factors” beginning on page S-8 for a discussion of certain risks that you should consider in connection with an investment in the notes.
	Per 2023 Note	Total 2023 Notes	Per 2031 Note	Total 2031 Notes	Per 2051 Notes	Total 2051 Notes
Public offering price(1)	99.990%	$649,935,000	99.659%	$896,931,000	99.669%	$647,848,500
Underwriting discount(2)	0.250%	$1,625,000	0.650%	$5,850,000	0.875%	$5,687,500
Proceeds, before expenses, to us	99.740%	$648,310,000	99.009%	$891,081,000	98.794%	$642,161,000

(1)
Plus accrued interest, if any, from March 24, 2021.

(2)
We refer you to “Underwriting” beginning on page S-42 of this prospectus supplement for additional information regarding underwriting compensation.

Each series of the notes will be a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.
It is expected that delivery of the notes will be made against payment therefor on or about March 24, 2021, which will be the fourth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+4”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before the settlement date will be required to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the date of delivery should consult their own advisors. It is expected that delivery of the notes will be made in book-entry form, through The Depository Trust Company, or “DTC,” for the account of its participants, including Clearstream Banking, société anonyme and Euroclear Bank SA/NV.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Goldman Sachs & Co. LLC	Credit Susisse	J.P. Morgan
BofA Securities		Citigroup
Morgan Stanley	Wells Fargo Securities
Senior Co-Managers
Capital One Securities	ING	PNC Capital Markets LLC
Scotiabank	Truist Securities	US Bancorp
Co-Managers
CIBC Capital Markets	Mizuho Securities	Regions Securities LLC
TD Securities	BOK Financial Securities, Inc.	Comerica Securities
FHN Financial Securities Corp.	Huntington Capital Markets	Raymond James
SMBC Nikko
The date of this prospectus supplement is March 18, 2021.

Prospectus Supplement
Prospectus

In making your investment decision, you should rely only on the information included or incorporated by reference in this prospectus supplement or to which this prospectus supplement refers or that is contained in any free writing prospectus relating to the notes. Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters. The second part, the accompanying prospectus dated November 18, 2019, provides more general information about the debt securities that we may offer from time to time, some of which information may not apply to the notes we are offering hereby. Generally when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the notes being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make or other information in this prospectus supplement is inconsistent with statements made or other information in the accompanying prospectus or any documents incorporated by reference therein, the statements made or other information in this prospectus supplement will be deemed to modify or supersede those made or contained in the accompanying prospectus and such documents incorporated by reference therein.
Before you invest in our notes, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Information Incorporated by Reference” in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference, contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about:
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the volatility of realized oil and natural gas prices and the extent and duration of price reductions and increased production by the Organization of the Petroleum Exporting Countries (“OPEC”) members and other oil exporting nations;

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the threat, occurrence, potential duration or other implications of epidemic or pandemic diseases, including the ongoing COVID-19 pandemic, any government responses thereto and logistical challenges and the supply chain disruptions during the ongoing COVID-19 pandemic;

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any impact of the ongoing COVID-19 pandemic on the health and safety of our employees;

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logistical challenges and the supply chain disruptions;

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changes in general economic, business or industry conditions;

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conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all;

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conditions of the U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies;

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U.S. and global economic conditions and political and economic developments, including the effects of the recent U.S. presidential and congressional elections on energy and environmental policies;

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our ability to execute our business and financial strategies;

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exploration and development drilling prospects, inventories, projects and programs;

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levels of production;

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the impact of reduced drilling activity on our exploration and development drilling prospects, inventories, projects and programs;

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regional supply and demand factors, delays, curtailments or interruptions of production, and any governmental order, rule of regulation that may impose production limits;

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our ability to replace our oil and natural gas reserves;

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our ability to identify, complete and effectively integrate acquisitions of properties or businesses, including our recent merger with QEP Resources, Inc. (“QEP”) and acquisition of certain assets from Guidon Operating LLC (“Guidon”);

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competition in the oil and natural gas industry;

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title defects in our oil and natural gas properties;

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uncertainties with respect to identified drilling locations and estimates of reserves;

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the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

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the impact of severe weather conditions, including the recent winter storms in the Permian Basin, on our production;

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restrictions on the use of water;

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the availability of transportation, pipeline and storage facilities;

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our ability to comply with applicable government laws and regulations and to obtain permits and governmental approvals;

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federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

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our environmental initiatives and targets;

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future operating results;

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future dividends to our stockholders;

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impact of any impairment charges;

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lease operating expenses, general and administrative costs and finding and development costs;

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operating hazards;

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civil unrest, terrorist attacks and cyber threats;

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the effects of litigation relating to our merger with QEP and any future litigation;

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our ability to keep up with technological advancements;

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capital expenditure plans;

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other plans, objectives, expectations and intentions; and

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certain other factors discussed elsewhere in this prospectus supplement.

All of these types of statements, other than statements of historical fact included or incorporated by reference in this prospectus supplement, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “seek,” “objective” or “continue,” the negative of such terms or other comparable terminology.
The forward-looking statements contained or incorporated by reference in this prospectus supplement are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, our management’s assumptions about future events may prove to be inaccurate. Our management cautions all readers that the forward-looking statements contained in this prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the many factors including those described under “Risk Factors” incorporated by reference herein and elsewhere in this prospectus supplement. All forward-looking statements contained in this prospectus supplement or included in a document incorporated by reference herein speak only as of the date hereof or thereof, respectively. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-8 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings we make with the SEC, which is incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in the notes.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Diamondback Energy,” the “Company,” “we,” “our” and “us” refer to Diamondback Energy, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. References to “underwriters” refer to the firms listed on the cover page of this prospectus supplement.
Our Business
We are an independent oil and natural gas company focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. This basin, which is one of the major producing basins in the United States, is characterized by an extensive production history, a favorable operating environment, mature infrastructure, long reserve life, multiple producing horizons, enhanced recovery potential and a large number of operators.
We operate in two operating segments: (i) the upstream segment, which is engaged in the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas and (ii) through our publicly traded subsidiary, Rattler Midstream LP (“Rattler”), the midstream operations segment, which is focused on ownership, operation, development and acquisition of the midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Also, in our upstream segment, our publicly traded subsidiary Viper Energy Partners LP (“Viper”) is focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin and derives royalty income and lease bonus income from such interests.
Our principal executive offices are located at 500 West Texas, Suite 1200, Midland, Texas, and our telephone number at that address is (432) 221-7400. Our website address is www.diamondbackenergy.com. Information contained on our website does not constitute part of this prospectus supplement.
Recent Developments
Guidon Acquisition
On February 26, 2021, we acquired approximately 32,500 net acres in the Northern Midland Basin and certain related oil and natural gas assets (the “Guidon Acquisition”) from Guidon under the terms of that certain purchase and sale agreement, dated as of December 18, 2020, by and among us, Diamondback E&P LLC, our wholly owned subsidiary, Guidon, Guidon’s parent Guidon Energy Holdings LP (“Guidon Energy”) and another Guidon affiliate. Consideration for the Guidon Acquisition consisted of approximately $375 million in cash and the issuance of an aggregate of 10.68 million shares of our common stock to Guidon and Guidon Energy. We funded the cash portion for the Guidon Acquisition with a combination of cash on hand and borrowings under Diamondback O&G LLC’s revolving credit facility.
Merger with QEP Resources, Inc.
On March 17, 2021, we acquired QEP in an all-stock transaction pursuant to an Agreement and Plan of Merger, dated as of December 20, 2020, among us, QEP and Bohemia Merger Sub, Inc., our wholly owned subsidiary (the “Merger Sub”), under which Merger Sub merged with and into QEP, with QEP surviving as our wholly owned subsidiary (the “merger”). In the merger, QEP stockholders received, in exchange for their shares of QEP common stock held immediately prior to the effective time of the merger, an aggregate of approximately 12.1 million shares of our common stock, based on the exchange ratio of 0.050 per share of our common stock for each share of QEP common stock then outstanding. The merger added material Tier-1 Midland Basin inventory to our acreage portfolio.
Immediately prior to the closing of the merger, QEP repaid all of the amounts outstanding under its credit facility and terminated its credit facility and, at the effective time of the merger, QEP’s debt that remained outstanding was approximately $1,601.9 million and consisted of the following: (i) $465.1 million 5.375% Senior Notes due 2022 (the “QEP 2022 Notes”), (ii) $636.8 million 5.250% Senior Notes due 2023 (the “QEP 2023 Notes”) and (iii) $500.0 million 5.625% Senior Notes due 2026 (the “QEP 2026 Notes” and, together with the QEP 2022 Notes and the QEP 2023 Notes, the “QEP Notes”). The QEP 2022 Notes will mature on October 1, 2022, the QEP 2023 Notes will mature on May 1, 2023 and the QEP 2026 Notes will mature on March 1, 2026. The QEP Notes pay interest semi-annually on April 1 and October 1, in the case of the QEP 2022 Notes, May 1 and November 1, in the case of the QEP 2023 Notes, and March 1 and September 1, in the case of the QEP 2026 Notes. The QEP Notes are unsecured senior obligations and rank equally with all of QEP’s other existing and future unsecured and senior obligations. The QEP Notes are not guaranteed by any of QEP’s subsidiaries.
We may redeem the QEP Notes in whole or in part at any time prior to the date that is three months prior to the applicable maturity date of such QEP Notes (each such date, a “par call date”), in each case at a make-whole price calculated in the manner set forth in the applicable officer’s certificate establishing such QEP Notes under the indenture. If any of the QEP Notes are redeemed on or after their respective par call dates, in each case, they will be redeemed at a redemption price equal to par plus accrued interest thereon to but excluding the date of redemption.
The indenture and the officer’s certificates governing the QEP Notes contain customary terms and covenants, including limitations on QEP’s ability and the ability of its subsidiaries to incur liens and on QEP’s ability to merge or sell, lease, convey, transfer or otherwise dispose of its assets substantially as an entirety to any person. As described below under “— Tender Offers and Consent Solicitations,” we commenced cash tender offers to purchase any and all of the outstanding QEP Notes and are soliciting consents from holders of the QEP Notes, acting as one class, to certain proposed amendments to the terms of the QEP Notes and the indenture governing the QEP Notes, that would eliminate substantially all of the restrictive covenants and related provisions and certain events of default.
Tender Offers and Consent Solicitations
On March 4, 2021, we commenced (i) a cash tender offer (the “Diamondback Tender Offer”) to purchase any and all of Diamondback’s outstanding 5.375% Senior Notes due 2025 (the “2025 Notes”) at a price equal to $1,003.75 per $1,000 principal amount of such notes, plus accrued and unpaid interest, and (ii) cash tender offers (the “QEP Tender Offers” and, together with the Diamondback Tender Offer, the “Tender Offers”) to purchase any and all of the outstanding QEP Notes (together with the 2025 Notes, the “Tender Offer Notes”) at a price equal to $1,028.75 per $1,000 principal amount of the QEP 2022 Notes, $1,047.50 per $1,000 principal amount of the QEP 2023 Notes and $1,122.50 per $1,000 principal amount of the QEP 2026 Notes, in each case, plus accrued and unpaid interest. In addition, holders of the Tender Offer Notes that validly tendered and did not withdraw their notes on the Early Tender Date (as defined below) are entitled to receive an early tender premium equal to $30 per $1,000 principal amount of the Tender Offer Notes. As of December 31, 2020, (i) $800.0 million in aggregate principal amount of the 2025 Notes was outstanding and (ii) $1,601.9 million in aggregate principal amount of the QEP Notes was outstanding, which consisted of $465.1 million in aggregate principal amount of the QEP 2022 Notes, $636.8 million in aggregate principal amount of the QEP 2023 Notes and $500.0 million in aggregate principal amount of the QEP 2026 Notes. In connection with the Tender Offers, we are also soliciting consents from holders of the QEP Notes and the 2025 Notes to effect certain amendments to eliminate substantially all of the restrictive covenants and related provisions and events of default contained in the indentures governing each series of the Tender Offer Notes (the “Consent Solicitations”).

As of the Early Tender Date, an aggregate of $367.79 million principal amount of the 2025 Notes, representing approximately 45.97% of the outstanding 2025 Notes and an aggregate of $1,548 million principal amount of the QEP Notes, representing approximately 96.65% of the outstanding QEP Notes (which consists of an aggregate of $439.9 million principal amount of the QEP 2022 Notes, representing approximately 94.59% of the outstanding 2022 Notes, an aggregate of $626.8 million principal amount of the QEP 2023 Notes, representing approximately 98.43% of the outstanding QEP 2023 Notes and an aggregate of $481.5 million principal amount of the QEP 2026 Notes, representing approximately 96.31% of the outstanding QEP 2026 Notes), had been validly tendered and not withdrawn pursuant to the Tender Offers and Consent Solicitations (collectively, the “Early Tender Participation Rates”). As of the Early Tender Date, we received the requisite consents to cause QEP to enter into a supplemental indenture to the indenture governing each series of the QEP Notes to effect the foregoing amendments, although the proposed amendments therein will not become operative with respect to the QEP Notes until we purchase at least a majority in aggregate principal amount of the outstanding QEP Notes, treated as one class, pursuant to the QEP Tender Offers.
The Tender Offers and the Consent Solicitations were made in connection with, and were expressly conditioned upon the closing of, the then-pending merger. Following completion of the merger on March 17, 2021, QEP became our direct, wholly owned subsidiary. The Tender Offers and Consent Solicitations are also subject to the condition that we shall have completed one or more investment grade public debt financing transactions, such as this offering, on terms and conditions acceptable to us in our sole discretion, which, together with not more than $500 million of available cash and availability under our revolving credit facility, is sufficient to fund the purchase of all the Tender Offer Notes tendered pursuant to the Tender Offers (the “Financing Condition”), as well as other customary conditions specified in the related offers to purchase. In addition, the QEP Tender Offers were also subject to the condition that we receive consents to the proposed amendments to the QEP indenture from at least a majority in aggregate principal amount of the QEP Notes, acting as one class, excluding any QEP Notes owned by QEP or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with QEP. This offering is not conditioned on any minimum amount of Tender Offer Notes being repurchased pursuant to the Tender Offers.
Tender Offer Notes validly tendered (and not validly withdrawn) prior to March 17, 2021 at 5:00 p.m. New York City time, unless extended (the “Early Tender Date”), provided that all conditions to the Tender Offers have been satisfied or waived by us, may be accepted for purchase on any date (the “Early Acceptance Date”) following the Early Tender Date but prior to March 31, 2021 at 11:59 p.m., New York City time, unless extended (the “Expiration Date”). We expect that the Early Acceptance Date will be March 23, 2021 (such date is subject to change without notice). Tender Offer Notes accepted on the Early Acceptance Date may be settled on the business day we choose promptly thereafter (the “Initial Settlement Date”). We expect that the Initial Settlement Date will be March 24, 2021 (such date is also subject to change without notice). The “Final Settlement Date” with respect to the Tender Offers is the date that we settle all Tender Offer Notes accepted for purchase pursuant to the Tender Offers and not previously settled on the Initial Settlement Date, if any, and we expect such date to be on or about April 2, 2021, the second succeeding business day after the Expiration Date. No tenders will be valid if submitted after the Expiration Date.
Unless otherwise indicated, all information in this prospectus supplement reflects or assumes that all of the outstanding Tender Offer Notes are repurchased pursuant to the Tender Offers. If all of the Tender Offer Notes subject to the Tender Offers are repurchased pursuant to the Tender Offers, the tender offer consideration payable by us, including any early tender premiums but excluding any accrued but unpaid interest, will be approximately $2,582 million. Following the Tender Offers, we may acquire all or part of the Tender Offer Notes that remain outstanding after the Expiration Date, through redemptions, open market or privately negotiated transactions, one or more additional tender offers, or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the prices offered pursuant to the Tender Offers or in a redemption. However, we are not under any obligation to do any of the foregoing.
We intend to fund the Tender Offers and the Consent Solicitations, including the payment of any applicable premiums for the Tender Offer Notes, the accrued and unpaid interest thereon and the related fees and expenses, with net proceeds from this offering.

We may amend, extend or terminate the Tender Offers and the Consent Solicitations in our sole discretion pursuant to the terms and subject to the conditions set forth in the offers to purchase. Nothing in this prospectus supplement should be construed as an offer to purchase any of the Tender Offer Notes or a solicitation of any consents in connection therewith, as the Tender Offers and the Consent Solicitations will be made only to the recipients of an offer to purchase, upon the terms and subject to the conditions set forth therein. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Tender Offer Notes or a solicitation of any consents in connection therewith. In this prospectus supplement, we collectively refer to the merger and the Guidon Acquisition as the “Transactions.”

The Offering
The following summary contains basic information about the notes, but may not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Diamondback Energy, Inc.
Securities Offered
$650,000,000 aggregate principal amount of 0.900% Senior Notes due 2023, $900,000,000 aggregate principal amount of 3.125% Senior Notes due 2031 and $650,000,000 aggregate principal amount of 4.400% Senior Notes due 2051.
Maturity Date
The 2023 notes will mature on March 24, 2023, the 2031 notes will mature on March 24, 2031 and the 2051 notes will mature on March 24, 2051.
Interest Rate
Interest will accrue on the 2023 notes at 0.900% per annum, interest will accrue on the 2031 notes at 3.125% per annum and interest will accrue on the 2051 notes at 4.400% per annum.
Interest Payment Dates
Payable semi-annually on March 24 and September 24, commencing September 24, 2021. Interest will accrue from March 24, 2021.
Optional Redemption
We may not redeem the 2023 notes in whole or in part at any time prior to September 24, 2021 (six months after the Issue Date of the 2023 notes) (the “2023 Notes Par Call Date”). We may redeem (i) the 2031 notes in whole or in part at any time prior to December 24, 2030 (three months prior to the maturity date of the 2031 notes) (the “2031 Notes Par Call Date”) and (ii) the 2051 notes in whole or in part at any time prior to September 24, 2050 (six months prior to the maturity date of the 2051 notes) (the “2051 Notes Par Call Date” and, together with the 2023 Notes Par Call Date and the 2031 Notes Par Call Date, the “Par Call Dates” and each a “Par Call Date”), in each case at the redemption price set forth under “Description of Notes — Optional Redemption.”
If the 2023 notes are redeemed on or after 2023 Notes Par Call Date, if the 2031 notes are redeemed on or after the 2031 Notes Par Call Date or if the 2051 notes are redeemed on or after the 2051 Notes Par Call Date, in each case, such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus interest accrued thereon to but not including the redemption date.
Subsidiary Guarantor
The payment of the principal, premium and interest on the notes will be guaranteed on a senior unsecured basis by Diamondback O&G LLC (the “Subsidiary Guarantor”). The Subsidiary Guarantor’s guarantee of the notes will be “full and unconditional,” as that term is used in Regulation S-X, Rule 3-10(e)(2), except that in the future the guarantee may be released or terminated under certain circumstances. See “Description of Notes — Subsidiary Guarantee.”
Ranking
The notes and the guarantee will be our and the Subsidiary Guarantor’s senior unsecured obligations and will be:

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senior in right of payment to any of our and the Subsidiary Guarantor’s future subordinated indebtedness;

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equal in right of payment with all of our and the Subsidiary Guarantor’s existing and future senior indebtedness, including the outstanding senior notes issued by Diamondback Energy, Inc. and the Subsidiary Guarantor’s guarantee thereof and all of the Subsidiary Guarantor’s obligations under its revolving credit facility and our guarantee thereof;

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effectively subordinated to any of our and the Subsidiary Guarantor’s existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness; and

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structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of our subsidiaries that is not a guarantor of the notes, including without limitation any QEP Notes that are not purchased by us pursuant to the QEP Tender Offers.

As of December 31, 2020, our non-guarantor subsidiaries collectively had $1,291 million of unsecured indebtedness and $242 million of secured indebtedness outstanding.
Covenants
We will issue the notes under the Indenture (as defined below), with Wells Fargo Bank, National Association, as trustee. The Indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to incur liens securing indebtedness and our ability to consolidate, merge or sell, convey, transfer or lease all or substantially all of our assets. See “Description of Notes” herein or “Description of Debt Securities” in the accompanying prospectus.
Absence of Public Market
The notes will be a new issue of securities with no established trading market. We do not intend to apply for a listing of the notes on any securities exchange. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.
Use of Proceeds
We estimate that the net proceeds from the offering will be approximately $2,176 million, after deducting the underwriters’ discounts and estimated offering expenses. We intend to use the net proceeds from this offering (i) to fund the purchase prices for the Tender Offer Notes tendered pursuant to the Tender Offers and to pay any applicable premiums therefor, the accrued and unpaid interest thereon and fees and expenses of the Tender Offers and the Consent Solicitations and (ii) for general corporate purposes. This offering is not conditioned upon the completion of the Tender Offers. See “Summary — Recent Developments” and “Use of Proceeds.”
Certain of the underwriters or their respective affiliates may be holders of the 2025 Notes and the QEP Notes that are subject of the Tender Offers and, to the extent the Tender Offer Notes held by them are tendered in the Tender Offers, such underwriters or their affiliates will receive a portion of the proceeds of this offering. Certain of the underwriters or their respective affiliates are also acting as dealer managers and consent solicitation agents in connection with the Tender Offers and Consent Solicitations. See “Underwriting.”
Governing Law
State of New York.
Trustee
Wells Fargo Bank, National Association.
Form, Delivery and Denomination
The notes will be represented by one or more global notes registered in the name of DTC or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Issuance of Additional Notes
We may issue an unlimited principal amount of additional notes having identical terms and conditions as any series of the notes, other than issue date, issue price, the first interest payment date and the date from which interest shall accrue, and any such additional notes will be part of such series of the notes that we are currently offering and will vote on all matters with the holders of notes in such series.
Risk Factors
In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information contained or incorporated in this prospectus, the specific factors set forth under “Risk Factors” commencing on page S-7 of this prospectus supplement for risks involved with an investment in the notes.
Settlement
Delivery of the notes is expected to be made against payment therefor on or about March 24, 2021, which is T+4. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. See “Underwriting.”

RISK FACTORS
An investment in our notes involves a high degree of risk. You should carefully consider the following risks, as well as the risks described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, and all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in our notes. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The risks described below and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing us. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect us.
Risks Relating to the Notes
We may not be able to generate enough cash flow to meet our debt obligations.
We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors and the commodity pricing environment will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to service our debt, including our obligations under the notes. In early March 2020, oil prices dropped sharply and then continued to decline reaching negative levels. This was a result of multiple factors affecting the supply and demand in global oil and natural gas markets, including actions taken by OPEC members and other exporting nations impacting commodity price and production levels and a significant decrease in demand due to the ongoing COVID-19 pandemic. Commodity prices improved recently, but are expected to continue to be volatile as a result of changes in oil and natural gas production, inventories and demand, as well as national and international economic performance. We cannot predict if or when commodity prices will stabilize and at what levels. Other significant factors that are likely to continue to affect commodity prices include, but are not limited to, U.S. energy, monetary and trade policies, including the impact of the recent U.S. presidential and congressional elections on energy and environmental policies and regulations, the ongoing COVID-19 pandemic and conditions in the U.S. oil and natural gas industry, all of which are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:
•
refinancing or restructuring our debt;

•
selling assets;

•
reducing or delaying capital investments; or

•
raising additional capital.

However, we cannot assure you that we will be able to obtain alternative financing or that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.
We and our subsidiaries may incur substantially more debt.
As of Decenter 31, 2020, after giving effect to the Transactions, the issuance of the notes offered hereby and the application of the net proceeds from this offering (assuming that the Tender Offers are completed by us at the Early Tender Participation Rates), we would have had $7,768 million of total debt. As of December 31, 2020, after giving effect to the Transactions, the issuance of the notes offered hereby and the application of the net proceeds therefrom (assuming that the Tender Offers are completed by us at the Early Tender Participation Rates), the Subsidiary Guarantor would have had $115 million outstanding and $1,882 million available for future borrowings under its revolving credit facility, which we guarantee. We and our subsidiaries may be able to incur significant additional indebtedness in the future and the Indenture will not limit the amount of indebtedness that we or our subsidiaries may incur. Although the indenture governing the 2025 Notes that may remain outstanding following the Tender Offers and Consent Solicitations and the credit agreement that governs the revolving credit facility contain restrictions on the incurrence of additional indebtedness by us and certain of our subsidiaries, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. In addition, (i) if any of the 2025 Notes remain outstanding after the completion of the Tender Offers and the Consent Solicitations are successful, such restrictions in the indenture governing the 2025 Notes will be removed, and there would be no limitations therein on our ability to incur additional indebtedness under such indenture and (ii) if we or the Subsidiary Guarantor incur any additional indebtedness that ranks equally with the notes (or with a guarantee thereof), the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company or the Subsidiary Guarantor. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness or debt, as defined in the applicable agreement. Further, if new debt is added to our current debt levels, the related risks that we now face could intensify.
The notes will be structurally subordinated to indebtedness of our subsidiaries that do not guarantee the notes.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries (other than the Subsidiary Guarantor) have no obligation to pay amounts due on the notes. Holders of the notes will not have any claim as a creditor against any of our subsidiaries (other than the Subsidiary Guarantor), and indebtedness and other liabilities, including trade payables, of those subsidiaries will be structurally senior to claims of holders of the notes against those subsidiaries. Under certain circumstances, the Subsidiary Guarantor may be released as a guarantor under the Indenture, and upon such release, the Subsidiary Guarantor will have no obligation to pay the amounts due under the notes and the notes will be structurally subordinated to the indebtedness and other liabilities of the Subsidiary Guarantor, including any indebtedness incurred under the revolving credit agreement.
Viper Energy Partners LLC (“Viper OpCo”) is the borrower under a secured revolving credit facility, which is guaranteed by Viper, and secured by substantially all the assets of Viper and Viper OpCo. Accordingly, claims of lenders under Viper OpCo’s revolving credit facility are structurally senior to claims of holders of the notes offered in this offering. In addition, the outstanding 5.375% Senior Notes due 2027 in the aggregate principal amount of $480 million issued by Viper (the “Viper Notes”), which are guaranteed by Viper OpCo, are structurally senior to claims of holders of the notes in this offering. As of December 31, 2020, Viper had $564 million of total indebtedness (consisting of $480 million aggregate principal amount of the Viper Notes and $84 million in outstanding borrowings under Viper OpCo’s revolving credit facility), and Viper OpCo had $496 million of available borrowing capacity under its revolving credit facility.
Rattler Midstream Operating LLC (“Rattler OpCo”) is the borrower under a $600 million secured revolving credit facility, which is guaranteed by Rattler, Tall City Towers LLC (“TCT”), Rattler OMOG LLC (“Rattler OMOG”) and Rattler AJAX Processing LLC (“Rattler AJAX”). and secured by substantially all the assets of Rattler, Rattler OpCo, TCT, Rattler OMOG and Rattler AJAX. Accordingly, claims of lenders under Rattler OpCo’s revolving credit facility will be structurally senior to claims of holders of the notes against Rattler, Rattler OpCo, TCT, Rattler OMOG and Rattler AJAX. In addition, the outstanding 5.625% Senior Notes due 2025 in the aggregate principal amount of $500 million issued by Rattler (the “Rattler Notes”), which are guaranteed by Rattler OpCo, TCT, Rattler OMOG and Rattler AJAX are structurally senior to claims of holders of the notes in this offering. As of December 31, 2020, Rattler had $579 million of total indebtedness (consisting of $500 million aggregate principal amount of the Rattler Notes and $79 million in outstanding borrowings under Rattler OpCo’s revolving credit facility), and Rattler OpCo had $521 million of available borrowing capacity under its revolving credit facility.

At December 31, 2020, Viper, Viper OpCo, Rattler and Rattler OpCo collectively had $1,229 million of outstanding total liabilities, including trade payables, Viper OpCo’s and Rattler OpCo’s borrowings under their respective revolving credit facilities and Viper’s and Rattler’s guarantee thereof, the Viper Notes and Viper OpCo’s guarantee thereof and the Rattler Notes and Rattler OpCo’s guarantee thereof.
Energen Corporation (“Energen”) became our wholly owned subsidiary as a result of our merger with Energen in November 2018 and, at December 31, 2020, was the issuer of $311 million in aggregate principal amount of notes (the “Energen Notes”), consisting of $191 million aggregate principal amount of 4.625% senior notes due 2021, $100 million of 7.125% Medium-term Notes, Series B, due 2028 and $20 million of 7.320% Medium-term Notes, Series A, due 2022. The Energen Notes are structurally senior to claims of holders of the notes offered in this offering.
At December 31, 2020, QEP, which became our wholly owned subsidiary at the effective time of the merger, was the issuer of $1,601.9 million in aggregate principal amount of the QEP Notes, consisting of $465.1 million of the QEP 2022 Notes, $636.8 million of the QEP 2023 Notes and $500.0 million of the QEP 2026 Notes. The QEP notes are structurally senior to claims of holders of the notes offered in this offering. As described above, we commenced cash tender offers to purchase any and all of the outstanding QEP Notes. See “Summary — Recent Developments — Tender Offers and Consent Solicitations.”
A significant portion of our operations is conducted through our subsidiaries. As a result, our ability to service our debt is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, distributions, loans or advances and through repayment of loans or advances from us. The Subsidiary Guarantor will guarantee our obligations under the notes. However, our other subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions.
The notes will be unsecured and effectively subordinated to the claims of any existing and future secured creditors to the extent of the value of the collateral pledged to such creditors.
The notes will be general unsecured senior obligations of the Company and the Subsidiary Guarantor. The notes will be effectively subordinated to all of our and the Subsidiary Guarantor’s secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantor or upon a default in payment with respect to, or the acceleration of, any senior secured indebtedness, the assets of the Company or the Subsidiary Guarantor that secure such senior secured indebtedness will be available to pay obligations on the notes only after all obligations under such senior secured indebtedness have been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. As of December 31, 2020, after giving effect to the Transactions, the issuance of the notes offered hereby and the application of the net proceeds therefrom (assuming that the Tender Offers are completed by us at the Early Tender Participation Rates), we and the Subsidiary Guarantor would have had $7,768 million of secured indebtedness outstanding.
Changes in our credit ratings or the debt markets may adversely affect the market price of the notes.
The market price for the notes will depend on a number of factors, including:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
the market price of our common stock;

•
our financial condition, operating performance and future prospects; and

•
the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the notes.
Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the Indenture, which would violate the terms of the notes.
Upon the occurrence of certain specified change of control events, holders of the notes will have the right to require us to purchase all or any part of such holders’ notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and such change of control events may give rise to similar repurchase requirements under our other debt agreements or cause events of default under such agreements. There can be no assurance that we would have sufficient financial resources available to satisfy all of our obligations under the notes and any such other agreements in the event of a change in control. In addition, the terms of the Subsidiary Guarantor’s revolving credit facility or other indebtedness may prohibit us from repurchasing notes upon a change of control. Our failure to purchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the notes. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of Notes — Change of Control Triggering Event.”
The guarantee provided by the Subsidiary Guarantor may not be enforceable and, under specific circumstances, federal and state courts may void the guarantee and require holders to return payments received from the Subsidiary Guarantor.
Although the notes will be guaranteed by the Subsidiary Guarantor, a court could void or subordinate the Subsidiary Guarantor’s guarantee under federal or state fraudulent conveyance laws if existing or future creditors of any such guarantor were successful in establishing that such guarantee was incurred with fraudulent intent or the Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and either:
•
the Subsidiary Guarantor was insolvent or rendered insolvent by reason of such incurrence or subsequently became insolvent for other reasons;

•
the Subsidiary Guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital;

•
the Subsidiary Guarantor intended to, or believed or reasonably should have believed that it would, incur debts beyond its ability to pay such debts as they mature; or

•
the Subsidiary Guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied (as all of the foregoing terms may be defined in or interpreted under the relevant fraudulent transfer or conveyance statutes).

In such event, any payment by the Subsidiary Guarantor pursuant to its guarantee could be subordinated or voided and required to be returned to the Subsidiary Guarantor or to a fund for the benefit of the Subsidiary Guarantor’s creditors. The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:
•
the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than such company’s property at fair valuation;

•
the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

•
the company could not pay its debts or contingent liabilities as they become due.

We have no assurance as to what standard a court would use to determine whether or not the Subsidiary Guarantor would be solvent at the relevant time, or regardless of the standard used, that its guarantee would not be voided or subordinated to the Subsidiary Guarantor’s other debt. If such a case were to occur, the guarantee could be subject to the claim that, since the guarantee was incurred for the benefit of the Company and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the Subsidiary Guarantor were incurred for less than fair consideration.
If the Subsidiary Guarantor’s guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, holders of the notes will not have a claim against the Subsidiary Guarantor and will only be a creditor of the Company. The notes then would in effect be structurally subordinated to all liabilities of the Subsidiary Guarantor.
If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.
Each series of the notes will be a new issue of securities for which there currently is no established trading market. We do not intend to apply for the listing of the notes on any securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may discontinue any market making activities at any time in their sole discretion and without notice. No assurance can be given:
•
that a trading market for the notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $2,176 million, after deducting the underwriters’ discounts and estimated offering expenses. We intend to use the net proceeds from this offering (i) to fund the purchase prices for the Tender Offer Notes tendered pursuant to the Tender Offers and to pay any applicable premiums therefor, the accrued and unpaid interest thereon and fees and expenses of the Tender Offers and the Consent Solicitations and (ii) for general corporate purposes. See “Summary — Recent Developments — Tender Offers and Consent Solicitations” and “Use of Proceeds.”
As of the date of this prospectus supplement, there was $800.0 million in aggregate principal amount of the 2025 Notes outstanding, $465.1 million in aggregate principal amount of the QEP 2022 Notes outstanding, $636.8 million in aggregate principal amount of the QEP 2023 Notes outstanding and $500.0 million in aggregate principal amount of the QEP 2026 Notes outstanding. The 2025 Notes bear interest at a rate of 5.375% per annum and are due and payable on May 31, 2025. The QEP 2022 Notes bear interest at a rate of 5.375% per annum and are due and payable on October 1, 2022. The QEP 2023 Notes bear interest at a rate of 5.250% per annum and are due and payable on May 1, 2023. The QEP 2026 Notes bear interest at 5.625% per annum and are due and payable on March 1, 2026. This offering is not conditioned upon closing of the Tender Offers and the Consent Solicitations.
The Tender Offers and Consent Solicitations are subject to the Financing Condition and other customary conditions specified in the related offers to purchase. In addition, the QEP Tender Offers were also subject to the condition that we receive consents to the proposed amendments to the QEP indenture from at least a majority in aggregate principal amount of the QEP Notes, acting as one class, excluding any QEP Notes owned by QEP or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with QEP, which consents were received on the Early Tender Date.
Certain of the underwriters or their respective affiliates may be holders of the 2025 Notes and the QEP Notes that are subject of the Tender Offers and, to the extent the Tender Offer Notes held by them are tendered in the Tender Offers, such underwriters or their affiliates will receive a portion of the proceeds of this offering. Certain of the underwriters or their respective affiliates are also acting as dealer managers and consent solicitation agents in connection with the Tender Offers and Consent Solicitations. See “Underwriting.”

CAPITALIZATION
The following table sets forth, as of December 31, 2020, our cash and cash equivalents and capitalization (i) on a historical basis, (ii) on an as adjusted basis after giving effect to the Transactions and (iii) on an as further adjusted basis to give effect to this offering and the application of the net proceeds from the offering as described in “Use of Proceeds” (assuming that the Tender Offers are completed by us at the Early Tender Participation Rates). See “Summary — Tender Offers and Consent Solicitations.”
You should read this table along with “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes and the other financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement.
	As of December 31, 2020
(dollars in millions)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents(1)	$104	$—	$67
Long-term debt (including current maturities of long-term debt):
4.625% Notes due 2021	$191	$191	$191
7.320% Medium-term Notes, Series A, due 2022	20	20	20
2.875% Senior Notes due 2024	1,000	1,000	1,000
4.750% Senior Notes due 2025	500	500	500
5.375% Senior Notes due 2025	800	800	432
3.250% Senior Notes due 2026	800	800	800
7.125% Medium-term Note, Series B, due 2028	100	100	100
3.500% Senior Notes due 2029	1,200	1,200	1,200
QEP’s 5.375% Senior Notes due 2022(2)	—	465	25
QEP’s 5.250% Senior Notes due 2023(2)	—	637	10
QEP’s 5.625% Senior Notes due 2026(2)	—	500	18
0.900% Senior Notes due 2023 offered hereby	—	—	650
3.125% Senior Notes due 2031 offered hereby	—	—	900
4.400% Senior Notes due 2051 offered hereby	—	—	650
Viper’s 5.375% Senior Notes due 2027	480	480	480
Rattler’s 5.625% Senior Notes due 2025	500	500	500
DrillCo Agreement(3)	79	79	79
Unamortized debt issuance costs	(29)	(29)	(48)
Unamortized discount costs	(27)	(27)	(32)
Unamortized premium costs	15	15	15
Subsidiary Guarantor’s revolving credit facility(4)	23	115(5)	115(5)
Viper revolving credit facility(6)	84	84	84
Rattler revolving credit facility(7)	79	79	79
Total debt, net	5,815	7,509	7,768
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 158,088,182 shares issued and outstanding(8)	2	2	2

	As of December 31, 2020
(dollars in millions)	Actual	As Adjusted	As Further Adjusted
Additional paid-in capital	12,656	12,656	12,656
Accumulated deficit	(3,864)	(3,864)	(3,864)
Total Diamondback Energy, Inc. stockholders’ equity	8,794	8,794	8,794
Non-controlling interest	1,010	1,010	1,010
Total equity	9,804	9,804	9,804
Total capitalization	$15,619	$17,313	$17,572

(1)
As of March 17, 2021, we had a cash and cash equivalents balance of approximately $97 million.

(2)
Assumes that the Tender Offers are completed by us at the Early Tender Participation Rates.

(3)
We entered into a participation and development agreement (the “DrillCo Agreement”), dated September 10, 2018, with Obsidian Resources, L.L.C. (“CEMOF”) to fund oil and natural gas development. Funds managed by CEMOF and its affiliates have agreed to commit to funding certain costs out of CEMOF’s net production revenue and, for a period of time, to the extent not funded by such revenue, up to an additional $300 million, to fund drilling programs on locations provided by us. As of March 17, 2021, the amount due to CEMOF related to this agreement was reduced to $76 million.

(4)
Excludes letters of credit outstanding under the Subsidiary Guarantor’s revolving credit facility of $3 million. As of March 17, 2021, there was $287 million in outstanding borrowings under the Subsidiary Guarantor’s revolving credit facility, resulting in unused borrowing availability under such revolving credit facility of $1,710 million.

(5)
Gives effect to $92 million in additional borrowings, which were used to fund, together with cash on hand, the cash purchase price for the Guidon Acquisition on February 26, 2021.

(6)
As of March 17, 2021, Viper had approximately $69 million of borrowings outstanding under its revolving credit facility.

(7)
As of March 17, 2021, Rattler had approximately $47 million of borrowings outstanding under its revolving credit facility.

(8)
Does not give effect to the issuance of an aggregate of approximately 10.68 million shares of our common stock in the Guidon Acquisition completed on February 26, 2021 and an aggregate of approximately 12.1 million shares of our common stock in the merger completed on March 17, 2021.

DESCRIPTION OF NOTES
The Company will issue the notes under an Indenture dated as of December 5, 2019 (the “Base Indenture”) among itself, the Subsidiary Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the Issue Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each series of the notes will be a new series of our debt securities described in the Base Prospectus. The notes issued in this offering will be limited to $650 million in principal amount of senior notes due 2023 (the “2023 notes”), $900 million in principal amount of senior notes due 2031 (the “2031 notes”), and $650 million in principal amount of senior notes due 2051 (the “2051 notes” and, together with the 2023 notes and the 2031 notes, the “notes”), although we may issue an unlimited principal amount of additional notes having identical terms and conditions as each series of the notes other than issue date, issue price, the first interest payment date and the date from which interest shall accrue (“Additional Notes”). Any Additional Notes will be part of the same series as the notes of a series that we are currently offering and will vote on all matters with the holders of notes in such series. We may from time to time issue other series of debt securities under the Base Indenture, in unlimited principal amount. The obligations under the notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantor, as described under “— Subsidiary Guarantee.”
This Description of Notes is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this Description of Notes is only a summary, you should refer to the section entitled “Description of Debt Securities” in the Base Prospectus for a description of other material terms of the notes and the Base Indenture. To the extent that any terms of the notes set forth in this Description of Notes are different than the terms described in the Base Prospectus, the terms in this Description of Notes will govern. For more information, we refer you to the notes, the Supplemental Indenture and the Base Indenture filed, or incorporated by reference, as exhibits to the registration statement, which includes this prospectus supplement, or available by request.
You will find the definitions of certain capitalized terms used in this description under the heading “— Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Diamondback Energy, Inc. and not to its Subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.
Principal, Maturity and Interest
We will issue the 2023 notes in an initial maximum aggregate principal amount of $650 million, the 2031 notes in an initial maximum aggregate principal amount of $900 million, and the 2051 notes in an initial maximum aggregate principal amount of $650 million. The 2023 notes will mature on March 24, 2023. The 2031 notes will mature on March 24, 2031. The 2051 notes will mature on March 24, 2051.
Interest on the 2023 notes will accrue at the rate of 0.900% per annum, and will be payable in cash semi-annually in arrears on each March 24 and September 24, commencing on September 24, 2021. We will make each interest payment on the 2023 notes to the holders of record on the March 9 or September 9 immediately preceding the related interest payment dates (whether or not a Business Day). Interest on the 2031 notes will accrue at the rate of 3.125% per annum, and will be payable in cash semi-annually in arrears on each March 24 and September 24, commencing on September 24, 2021. We will make each interest payment on the 2031 notes to the holders of record on the March 9 or September 9 immediately preceding the related interest payment dates (whether or not a Business Day). Interest on the 2051 notes will accrue at the rate of 4.400% per annum, and will be payable in cash semi-annually in arrears on each March 24 and September 24, commencing on September 24, 2021. We will make each interest payment on the 2051 notes to the holders of record on the March 9 or September 9 immediately preceding the related interest payment dates (whether or not a Business Day).
Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

Payments on the Notes; Paying Agent and Security Registrar
We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York. We will pay principal of, premium, if any, and interest on the notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note. The Company shall make all payments in respect of a Certificated Note by mailing a check to the registered address of each holder thereof as such address shall appear in the Security Registrar’s books; provided, however, that payments on the notes represented by Certificated Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of notes of any series represented by Certificated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent in accordance with the terms of the Indenture.
We have initially designated the Trustee to act as our Paying Agent and Security Registrar. We may, however, change the Paying Agent or Security Registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.
If any scheduled date for a payment on the notes is not a Business Day, then the payment will be paid on the next succeeding Business Day without additional interest in respect of such delay.
Transfer and Exchange
A holder may transfer or exchange the notes in accordance with the Indenture. The Security Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
The registered holder of a note will be treated as the owner of it for all purposes.
Optional Redemption
Except as set forth below, the notes will be redeemable at our option, at any time in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, upon not less than 10 nor more than 60 days’ notice, as provided in the Indenture, on any date prior to the Stated Maturity of such notes.
The 2023 notes may not be redeemed in whole or in part at any time prior to the 2023 Notes Par Call Date. If the 2031 notes are redeemed before the 2031 Notes Par Call Date, or if the 2051 notes are redeemed before the 2051 Notes Par Call Date, in each case such notes will be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes to be redeemed that would have become due after the redemption date if such notes matured on such Par Call Date but for the redemption (not including any portion of such payments consisting of interest accrued to but not including the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 2031 Notes and 30 basis points in the case of the 2051 Notes, plus, in each case, interest accrued on such notes to but not including the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such notes on the relevant record date).
If the 2023 notes are redeemed on or after the 2023 Notes Par Call Date, if the 2031 notes are redeemed on or after the 2031 Notes Par Call Date, or if the 2051 notes are redeemed on or after the 2051 Notes Par Call Date, in each case such notes will be redeemed at a redemption price equal to 100%

of the principal amount of the notes to be redeemed plus interest accrued thereon to but not including the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such notes on the relevant record date).
Notwithstanding anything herein to the contrary, notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the notes or a satisfaction and discharge of the Indenture with respect to the notes. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If a redemption is subject to satisfaction of one or more conditions precedent, the redemption date may be delayed up to 10 Business Days at the Company’s election. If such conditions precedent are not satisfied within 10 Business Days after the proposed redemption date, such redemption shall not occur and the notice thereof shall be deemed rescinded. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.
In addition to (and not in limitation of) the rights of the Company described above, under certain circumstances as described under the caption “— Change of Control Triggering Event,” in the event that holders of not less than 90% in aggregate principal amount of the outstanding notes of a series accept a Change of Control Offer and the Company purchases such notes, the Company will have the right to redeem all of the notes of that series that remain outstanding following such purchase.
For the purposes of the notes:
“2023 Notes Par Call Date” means September 24, 2021.
“2031 Notes Par Call Date” means December 24, 2030.
“2051 Notes Par Call Date” means September 24, 2050.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of the notes to be redeemed (assuming, for purpose of this definition, that the notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes of such series.
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Par Call Dates” means, collectively, the 2023 Notes Par Call Date, the 2031 Notes Par Call Date, and the 2051 Notes Par Call Date.
“Reference Treasury Dealer” means at least four primary U.S. Government securities dealers in The City of New York as we shall select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated or be caused to be calculated by the Company at least two days prior to the applicable redemption date of the notes and the Company shall deliver such calculation to the Trustee in reasonable detail. The Trustee shall have no duty to verify any such calculation or the redemption price of the notes with respect thereto.
In the case of any partial redemption with respect to a series of the notes, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, or, if the notes are in global form registered in the name of or held by The Depository Trust Company or its nominee, in the manner required by the applicable procedures of The Depository Trust Company, although no note of $2,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, a new note of the same series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.
The Company is not required to make mandatory redemption payments or sinking fund payments with respect to any series of the notes.
The Company and its Subsidiaries and affiliates may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.
Ranking
The notes will be general unsecured senior obligations of the Company. The notes will be fully and unconditionally Guaranteed (such Guarantee, the “Subsidiary Guarantee”) by Diamondback O&G LLC (such entity during the period (and only during such period) that the Subsidiary Guarantee is in effect, the “Subsidiary Guarantor”), but will not be Guaranteed by any of our other Subsidiaries. The notes will rank senior in right of payment to any future indebtedness of the Company and the Subsidiary Guarantor that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future indebtedness of the Company and the Subsidiary Guarantor that is not so subordinated (including the obligations under the Subsidiary Guarantor’s revolving credit facility and our 2.875% Senior Notes due 2024, the 2025 Notes, 4.750% Senior Notes due 2025, 3.250% Senior Notes due 2026, and 3.500% Senior Notes due 2029), will be structurally subordinated to any indebtedness and liabilities of our Subsidiaries (other than the Subsidiary Guarantor) (including the revolving credit facilities of Viper OpCo and Rattler OpCo, the Energen Notes, the QEP Notes, the Viper Notes and the Rattler Notes), and will be effectively subordinated to all of our secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantor upon a default in payment with respect to, or the acceleration of, any senior secured indebtedness, the assets of the Company and the Subsidiary Guarantor that secure such senior secured indebtedness will be available to pay obligations on the notes and the Subsidiary Guarantee only after all obligations under such senior secured indebtedness have been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Subsidiary Guarantee then outstanding.
As of December 31, 2020, after giving effect to the Transactions, the issuance of the notes offered hereby and the application of the net proceeds therefrom, assuming that the Tender Offers are completed by us at the Early Tender Participation Rates, we would have had $7,768 million of total debt. As of December 31, 2020, the Subsidiary Guarantor had $23 million outstanding and $1.98 billion available for future borrowings under its revolving credit facility, which we Guarantee. As of December 31, 2020, Viper OpCo had $84 million in outstanding borrowings and $496 million available for future borrowings under its revolving credit facility, which is Guaranteed by Viper, and Viper had $480 million of outstanding senior notes due 2027, which are Guaranteed by Viper OpCo. As of December 31, 2020, Rattler OpCo had $79 million in outstanding borrowings and $521 million available for future borrowings under its revolving credit facility, which is Guaranteed by Rattler, TCT, Rattler OMOG and Rattler AJAX, and Rattler had $500 million of outstanding senior notes due 2025, which are Guaranteed by Rattler OpCo, TCT, Rattler OMOG and Rattler AJAX. As of December 31, 2020, Energen Corporation had $311 million of the Energen Notes outstanding. As of December 31, 2020, after giving effect to the application of the net proceeds of this offering, assuming all of the QEP Notes are tendered in the QEP Tender Offers and are accepted and purchased by us as described in this prospectus supplement, none of the QEP Notes would have been outstanding.
Subsidiary Guarantee
The Subsidiary Guarantor will Guarantee on a senior unsecured basis our obligations under the notes and all of our other obligations under the Indenture, and the Subsidiary Guarantor’s guarantee of the notes will be “full and unconditional,” as that term is used in Regulation S-X, Rule 3-10(e)(2), except that in the future the guarantee may be released or terminated under certain circumstances set forth below. The obligations of the Subsidiary Guarantor under the Subsidiary Guarantee will rank equally in right of payment with other indebtedness of the Subsidiary Guarantor, except to the extent such other indebtedness is expressly subordinate to the obligations arising under its Subsidiary Guarantee.
The obligations of the Subsidiary Guarantor under the Subsidiary Guarantee will be limited in a manner designed to prevent the Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See “Risk Factors — Risks Related to the Notes — The guarantee provided by the guarantor may not be enforceable and, under specific circumstances, federal and state courts may void the guarantee and require holders to return payments received from the guarantor.” If the Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including Guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such indebtedness, the Subsidiary Guarantor’s liability on the Subsidiary Guarantee could be reduced to zero.
In the event the Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of a sufficient amount of its (or an intermediate holding company’s) Capital Stock so that the Subsidiary Guarantor no longer constitutes as a “Subsidiary” of ours or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving entity in such transaction, to a Person that is not (and does not thereupon become) the Company or a Subsidiary of the Company, the Subsidiary Guarantor will be released and discharged automatically and unconditionally from all its obligations under the Subsidiary Guarantee and will cease to be the Subsidiary Guarantor, without any further action required on the part of the Trustee or any holder.
In addition, the Subsidiary Guarantor will be released and discharged automatically and unconditionally from all its obligations under the Indenture and the Subsidiary Guarantee and will cease to be the Subsidiary Guarantor, without any further action required on the part of the Trustee or any holder, (i) upon the release or discharge of the Company’s Guarantee of the Subsidiary Guarantor’s obligations under its revolving credit facility, (ii) upon the release or discharge of the Subsidiary Guarantor’s obligations under its revolving credit facility, (iii) in connection with any covenant defeasance, legal defeasance or satisfaction and discharge of the notes as provided below under the captions “— Defeasance” and “— Satisfaction and Discharge”, or (iv) if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of the Subsidiary Guarantor.
Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that any of the conditions described above has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of the Subsidiary Guarantor from its obligations under the Subsidiary Guarantee and the Indenture.
Change of Control Triggering Event
If a Change of Control occurs with respect to any series of the notes and is accompanied by a Ratings Decline of the notes with respect to such series (together, a “Change of Control Triggering Event”), unless the Company has exercised its right to redeem all of the notes of such series as described under “— Optional Redemption,” each holder of notes of such series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the notes of such series as described under “— Optional Redemption,” the Company will send a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:
(1)
that a Change of Control Triggering Event has occurred or will occur and that such holder has the right to require the Company to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent, or such later date as is necessary to comply with the requirements under the Exchange Act) (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may not occur prior to the Change of Control Triggering Event; and

(3)
the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)
accept for payment all notes of such series or portions of such notes (of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)
deposit, to the extent not previously deposited for such purpose, with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

(3)
deliver or cause to be delivered to the Trustee the notes of such series, to the extent not previously delivered for such purpose, so accepted and an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly send to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The paying agent will deliver the Change of Control Payment for such notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note.
The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and, on and after the relevant

Change of Control Payment Date, has purchased all notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in the Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person may be uncertain.
In addition to (and not in limitation of) the rights of the Company described above under the caption “— Optional Redemption,” in the event that holders of not less than 90% in aggregate principal amount of the outstanding notes of a series accept a Change of Control Offer or an Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes of such series held by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or an Alternate Offer, to redeem all of the notes of that series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes of that series that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Indenture by virtue of the conflict.
Certain Covenants
Limitation on Liens
The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any Principal Property, whether owned on the Issue Date or acquired after that date, unless the Indebtedness due under the Indenture, the notes and the Subsidiary Guarantee (if any) is secured equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the notes or the Subsidiary Guarantee) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.
Notwithstanding the preceding paragraph, we may, and may permit any Restricted Subsidiary of ours to, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt without securing the Indebtedness due under the Indenture, the notes and the Subsidiary Guarantee if the aggregate principal amount of such Funded Debt secured by such Lien, together with the aggregate outstanding principal amount of all other Funded Debt of ours and any Restricted Subsidiary of ours secured by any Liens (other than Permitted Liens), does not at the time such Funded Debt is created, Incurred or assumed (or, if later, at the time such Lien is created, Incurred or assumed) exceed the greater of (i) 15% of Consolidated Net Tangible Assets at such time and (ii) $3.35 billion.
Reports
The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to all holders of the notes and prospective purchasers of the notes designated by the holders of the notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. For purposes of this covenant, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of notes and prospective purchasers as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.
The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. The Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, unless such Event of Default has been cured or waived before the end of such 30-day period, their status and what action the Company is taking or proposing to take in respect thereof. Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice, constructive or otherwise, of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of the Company’s covenants (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Unrestricted Subsidiaries
The Board of Directors of the Company may after the Issue Date designate any Subsidiary as an “Unrestricted Subsidiary” under the Indenture if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) such Subsidiary has no Indebtedness other than Non-Recourse Debt.
The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company. Any such designation will be deemed to be an incurrence of Funded Debt and Liens by a Restricted Subsidiary of the Company of any outstanding Funded Debt and Liens, respectively, of such Unrestricted Subsidiary, and such designation will only be permitted if no Default or Event of Default would be in existence following such designation.
Events of Default
Each of the following is an Event of Default with respect to the notes of any series:
(1)
default in any payment of interest on any note of such series when due, continued for 30 days;

(2)
default in the payment of principal of or premium, if any, on any note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

(3)
(a) failure by the Company to comply for 180 days after notice as provided below with the covenant described under “— Certain Covenants — Reports”; or

(b)
failure by the Company to comply for 90 days after notice as provided below with its other agreements contained in the Indenture or the notes of such series;

(4)
default under any mortgage, indenture or similar instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or the Subsidiary Guarantor (or the payment of which is Guaranteed by the Company or the Subsidiary Guarantor), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such

Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or
(b)
results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $150.0 million or more;
(5)
certain events of bankruptcy, insolvency or reorganization of the Company (the “bankruptcy provisions”); or

(6)
the Subsidiary Guarantee in respect of the notes of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or the Subsidiary Guarantee, in each case unless the Subsidiary Guarantee has been released pursuant to the terms of the Indenture.

However, a Default under clause (3) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the then outstanding notes of such series notify the Company in writing of the Default and the Company does not cure such Default within the time specified in clause (3) of this paragraph after receipt of such notice. Such notice must specify the Default, demand that it be remedied, and state that such notice is a “Notice of Default.”
If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by written notice to the Company, or holders of at least 25% in principal amount of the then outstanding notes of such series by written notice to the Company and the Trustee, may, and the Trustee at the request of holders of at least 25% in principal amount of the then outstanding notes of such series shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the notes of such series to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes of any series because an Event of Default described in clause (4) under “— Events of Default” has occurred and is continuing, the declaration of acceleration of such notes shall be automatically annulled if the Default triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the notes of such series with respect thereto is received by the Company and if (1) the annulment of the acceleration of the notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the notes of such series that became due solely because of the acceleration of such notes, have been cured or waived. If an Event of Default described in clause (5) above occurs, the principal, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. At any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, holders of a majority in principal amount of the outstanding notes of each series may by notice to the Trustee and the Company (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the notes of such series and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.
An Event of Default with respect to one series of the notes is not necessarily an Event of Default for another series.

Certain provisions relating to the rights and remedies of holders of notes of any series and the rights, remedies and obligations of the Trustee are described in the Description of Debt Securities set forth in the Base Prospectus under the caption “— Events of Default.”
Amendments and Waivers
Solely with respect to the notes and except as provided in the next two succeeding paragraphs, the Indenture (including the Subsidiary Guarantee) and the notes of any series may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes of such series then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes of any series then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable notes).
However, without the consent of each holder of an outstanding note affected of any series, no amendment, supplement or waiver may (with respect to any notes of such series held by a non-consenting holder):
(1)
reduce the principal amount of notes of such series whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the stated rate of interest or extend the stated time for payment of interest on any note of such series;

(3)
reduce the principal of or extend the Stated Maturity of any note of such series;

(4)
waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes of such series (except a rescission of acceleration of the notes by holders of a majority in aggregate principal amount of the then outstanding notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)
reduce the premium payable upon the redemption or repurchase of any note of such series or change the time at which any note of such series may be redeemed or repurchased as described above under “— Optional Redemption” or “— Change of Control Triggering Event” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control,” “Change of Control Triggering Event” or “Trigger Period”);

(6)
make any note of such series payable in money other than that stated in the note;

(7)
impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s notes of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8)
modify the Subsidiary Guarantee in any manner adverse to the holders of the notes; or

(9)
make any change in the amendment or waiver provisions that require each holder’s consent.

Notwithstanding the foregoing, without the consent of any holder of notes of any series, the Company and the Trustee may amend or supplement, solely with respect to the notes of such series, the Indenture (including the Subsidiary Guarantee) and the notes of such series to:
(1)
cure any ambiguity, omission, defect or inconsistency;

(2)
provide for the assumption by a successor entity of the obligations of the Company under the Indenture (as it relates to the notes of such series) in accordance with the covenant described under the caption “Certain Covenants — Consolidation, Merger, Sale, Conveyance, Transfer or Lease” in the Base Prospectus;

(3)
provide for or facilitate the issuance of uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)
add Guarantees with respect to the notes of such series, or evidence the release of a guarantor from its Guarantee in accordance with the applicable provisions of the Indenture;

(5)
secure the notes of such series or any Guarantee thereof;

(6)
add covenants of the Company or other obligor under the Indenture (as it relates to the notes of such series), the notes of such series or the respective Guarantees thereof, or Events of Default for the benefit of the holders of the notes of such series or the Guarantees of such series or to make other changes that would provide additional rights to the holders of the notes of such series or to surrender any right or power conferred upon the Company or other such obligor;

(7)
make any change that does not adversely affect the legal or contractual rights of any holder under the Indenture (as it relates to the notes of such series) or the notes of such series;

(8)
evidence and provide for the acceptance of an appointment under the Indenture (as it relates to the notes of such series) of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture (as it relates to the notes of such series);

(9)
provide for the issuance of Additional Notes permitted to be issued under the Indenture (as it relates to the notes of such series);

(10)
comply with the rules of any applicable securities depositary; or

(11)
conform the text of the Indenture (as it relates to the notes of such series or the Subsidiary Guarantees of such series), the notes of such series or the Subsidiary Guarantees of such series to any provision of this “Description of Notes” or the “Description of Debt Securities” set forth in the Base Prospectus to the extent that such provision in this “Description of Notes” or such “Description of Debt Securities” was intended to be a verbatim recitation of a provision of the Indenture (as it relates to the notes of such series or the Subsidiary Guarantees of such series) or the notes of such series, which intent shall be established by an Officers’ Certificate.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any holder of notes of any series given in connection with a tender of such holder’s notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to send to the applicable holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders of the notes of such series, or any defect in the notice, will not impair or affect the validity of any amendment, supplement or waiver.
Defeasance
The legal defeasance and covenant defeasance provisions described under “Description of Debt Securities — Defeasance” in the Base Prospectus shall be applicable to the notes of each series. In the case of a covenant defeasance, the Company may terminate its obligations to comply with the covenant described under “— Change of Control Triggering Event,” the covenant described under “— Certain Covenants — Limitation on Liens” and the Subsidiary Guarantee provision described in clause (6) under “— Events of Default” above in this Description of Notes and certain covenants described under “— Certain Covenants” in the Description of Debt Securities in the Base Prospectus, other than the covenant described under clause (2) under “— Consolidation, Merger, Sale, Conveyance, Transfer or Lease.”

If the Company exercises its legal defeasance or its covenant defeasance option in respect of any series of notes, any Guarantee in respect of such notes (if in effect at such time) will terminate.
Satisfaction and Discharge
The satisfaction and discharge provisions described under “Description of Debt Securities — Satisfaction and Discharge” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof of each series.
Concerning the Trustee
Wells Fargo Bank, National Association, is the Trustee under the Indenture and has been appointed by the Company as Security Registrar and Paying Agent with regard to the notes.
The Trustee has not provided or approved of any information in this prospectus supplement, takes no responsibility for any information contained in this prospectus supplement, the Indenture, or the notes, and makes no representation as to the contents of this prospectus supplement, the Indenture, or the notes.
Governing Law
The Indenture provides that it, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Base Prospectus” means the prospectus that describes the Base Indenture.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (1) in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, (2) a Person shall be deemed not to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person until such tendered securities are accepted for purchase or exchange thereunder, and (3) a Person shall be deemed not to be the beneficial owner of any securities the beneficial ownership of which (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (b) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, if applicable. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.
“Change of Control” means the occurrence of any of the following:
(1)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act);

(2)
the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to another form of entity (including by way of merger, consolidation, amalgamation or liquidation) or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock in another form of entity or the transfer or redomestication of the Company to or in another jurisdiction shall not constitute a Change of Control if, following such conversion, exchange, transfer or redomestication, the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions, Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or Beneficially Own sufficient Capital Stock in such entity to elect a majority of its directors, managers, trustees or other individuals serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:
(1)
all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and

(2)
the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on our consolidated balance sheet as of a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.

“Customary Recourse Exceptions” means with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of a Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person that matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise). The term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“holder” means a Person in whose name a note is registered on the Security Registrar’s books.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for. Any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any Guarantee thereof.
“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s and (2) BBB−(or the equivalent) with a stable or better outlook by Standard & Poor’s; or if either such entity ceases to rate a series of the notes for reasons outside of the Company’s control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company.
“Issue Date” means the date notes are first issued under the Indenture.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, (1) an operating lease shall be deemed not to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of ASC 842 shall be deemed not to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc., or its successor.
“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise except, in each case for (i) Customary Recourse Exceptions and (ii) the pledge of (or a Guarantee limited in recourse solely to) the Capital Stock of such Unrestricted Subsidiary.
“Officers’ Certificate” means a certificate signed by two officers of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Permitted Liens” means, with respect to any Person:
(1)
any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the notes or otherwise securing the notes, the Subsidiary Guarantee or other obligations under the Indenture;

(2)
Liens securing hedging obligations or obligations with regard to treasury management arrangements;

(3)
Liens in favor of the Company or a Restricted Subsidiary;

(4)
Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary;

(5)
Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not Incurred in contemplation of such acquisition;

(6)
Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7)
Liens to secure Indebtedness represented by capital lease obligations, finance lease obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price, other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, and all refinancing indebtedness Incurred to renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, such Indebtedness, covering only the assets acquired with or financed by such Indebtedness;

(8)
Liens existing on the date hereof;

(9)
filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(10)
bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary, Liens arising out of judgments or awards and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(11)
Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(12)
Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the oil and gas business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(13)
Liens imposed by law or ordinary course of business contracts, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens;

(14)
Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(15)
survey exceptions, encumbrances, ground leases, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations of, or rights of others for, licenses,

rights-of-way, roads, pipelines, transmission liens, transportation liens, distribution lines for the removal of gas, oil, coal or other minerals or timber, sewers, electric lines, telegraph and telephone lines and other similar purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, Liens related to surface leases and surface operations, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;
(16)
leases, licenses, subleases and sublicenses of assets that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;

(17)
any interest or title of a lessor under any operating lease;

(18)
Liens on pipelines or pipeline facilities that arise by operation of law;

(19)
Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development, production, processing, gathering, transportation, marketing or storage, plugging, abandonment or operation thereof;

(20)
Liens under industrial revenue, municipal or similar bonds; and

(21)
any Lien renewing, extending, refinancing, replacing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and any premium or other amount paid, and fees, costs and expenses incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets are encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinancing, replacement or refunding.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, construction thereon, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means all property interests in oil and gas reserves located in the United States capable of producing hydrocarbon substances in paying quantities, the net book value of which exceeds 2% of Consolidated Net Tangible Assets, other than: (1) property not of material importance to the business of the Company and its Subsidiaries, taken as a whole; (2) assets used in midstream operations; (3) accounts receivable; and (4) production or proceeds from the production of hydrocarbons.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Rating Agencies” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s or both shall not make a rating on the notes of any series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.
“Ratings Decline” means the occurrence of either of the following with respect to a series of the notes: (1) if such notes are not rated Investment Grade by both of the Rating Agencies on the first day of the Trigger Period, such notes are downgraded by both of the Rating Agencies on any date during the Trigger Period by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of such notes on the first day of the Trigger Period, or (2) if such notes are rated Investment Grade by both of the Rating Agencies on the first day of the Trigger Period, such notes cease to be rated Investment Grade by both of the Rating Agencies on any date during the Trigger Period.
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Standard & Poor’s” means S&P Global Ratings, or its successor.
“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” with respect to any Person, means any (i) corporation, limited liability company or other entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Trigger Period” means the period commencing on the date of the public notice of an arrangement that could result in a Change of Control and ending on the date 30 days after public notice of the occurrence of the Change of Control (which period will be extended so long as the rating of the notes of the applicable series is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes of such series).
“Unrestricted Subsidiary” means (1) Viper Energy Partners GP LLC, (2) Viper Energy Partners LP, (3) Viper Energy Partners LLC, (4) Rattler Midstream GP LLC, (5) Rattler Midstream LP, (6) Rattler Midstream Operating LLC, (7) Tall City Towers LLC, (8) Rattler OMOG LLC, (9) Rattler Ajax Processing LLC, (10) any other Subsidiary of the Company designated as such pursuant to and in compliance with the Indenture and (11) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the foregoing, if OMOG JV LLC or Amarillo Rattler LLC shall constitute a Subsidiary of the Company, it shall constitute an Unrestricted Subsidiary.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.
BOOK-ENTRY, DELIVERY AND FORM
We have obtained the information in this section concerning DTC, Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time. To the extent any disclosure set forth below in this section is different than the disclosure set forth under “Description of Debt Securities” in the Base Prospectus, the disclosure set forth herein, the disclosure in this Description of Notes will control.
The notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes initially will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. You may hold your interests in the Global Notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
The notes may be presented for registration of transfer and exchange at the offices of the Security Registrar.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants (including Clearstream, Luxembourg or Euroclear). The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants (including Clearstream, Luxembourg or Euroclear).
DTC has also advised us that, pursuant to procedures established by it:
(1)
upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants, including Clearstream, Luxembourg and Euroclear (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants (including Clearstream, Luxembourg and Euroclear), the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Subsidiary Guarantor or the Trustee, nor any agent of us or the Trustee, has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants (including Clearstream, Luxembourg and Euroclear) with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. None of us, the Subsidiary Guarantor or the Trustee will be liable for any delay by DTC or any of its participants (including Clearstream, Luxembourg and Euroclear), in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
None of us, the Subsidiary Guarantor or the Trustee, nor any of our respective agents, shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the holders and all payments to be made to holders in respect of the notes shall be mailed or otherwise given or made only to or upon the order of the registered holders (which shall only be DTC or its nominee in the case of a Global Note), and we and the Trustee may deal with any depositary as sole owner of the Global Notes and as the authorized persons of beneficial owners. The rights of beneficial owners in any global note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its agent members and other members, participants and any beneficial owners.
Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Certificated Notes to its participants.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, they are under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. None of us, the Subsidiary Guarantor or the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants (including Clearstream, Luxembourg and Euroclear), of their respective obligations under the rules and procedures governing their operations.
Transfers Within and Among Book-Entry Systems
Transfers between DTC’s direct participants will occur in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures.
DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:
(1)
DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary, and, in each case, a successor depositary is not appointed within 90 days; or

(2)
an Event of Default has occurred and is continuing, and the Security Registrar has received a request from the depositary to deliver Certificated Notes to all beneficial owners in exchange for their beneficial interests in such Global Note.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Clearstream, Luxembourg customer or Euroclear participant purchasing an interest in a Global Note from another customer or participant will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in a Global Note by or through a Clearstream, Luxembourg customer or Euroclear participant to another customer or participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following general discussion summarizes certain U.S. federal income tax considerations of owning and disposing of the notes by holders who purchase notes for cash at their original issuance at the “issue price”. The issue price of the notes is the first price at which a substantial amount of the notes is sold to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This discussion is included for general information only and does not address all of the potential tax consequences that may be relevant to you in light of your particular investment or other circumstances. This discussion is based on U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations thereunder, published administrative rulings and court decisions, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of notes as described below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and conclusions reached in this discussion, and there can be no assurance that the IRS or a court will agree with and not challenge these statements and conclusions.
For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of notes and you are:
•
an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

•
a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or a trust that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Resident aliens are subject to U.S. federal income tax as if they were U.S. holders. An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the U.S. for at least 31 days in the calendar year, and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for these purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.
You are a “non-U.S. holder” if you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust and you are not a U.S. holder.
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and on the status and the activities of the partner and the partnership. Partners of partnerships (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) considering purchasing notes should consult their own tax advisors.
This discussion only applies to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The tax treatment of holders of the notes may vary depending upon their particular situations. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. Certain holders, including insurance companies, tax-exempt organizations, banks and other financial institutions, pass-through entities (and other entities treated as partnerships for U.S. federal income tax purposes)

and investors in such pass-through entities, foreign governments and international organizations, “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax, certain U.S. expatriates, taxpayers subject to the alternative minimum tax, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. holders whose functional currency is not the U.S. dollar, regulated investment companies, real estate investment trusts, persons holding the notes as part of a “straddle,” “hedge” or “conversion transaction,” persons participating in the Tender Offers and persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, may be subject to special rules not discussed below, and as such are not covered by this discussion. This discussion does not address any estate, gift, foreign, state or local tax consequences. We urge you to consult your own tax advisors regarding the particular U.S. federal income tax consequences to you of holding and disposing of notes, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in federal or other tax laws.
U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.
Payment of Interest on the Notes
Stated interest on a note will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes. If you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time that you receive the interest. If you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time that the interest accrues.
In certain circumstances, as described under “Description of Notes — Optional Redemption” and “Description of Notes — Change of Control Triggering Event,” we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments subject to special rules. However, you will recognize additional income or gain if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Upon a sale, taxable exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary income to the extent you have not previously included such interest in gross income) and your adjusted tax basis in the note at that time. Your adjusted tax basis in a note will be equal to the amount you paid for the note, decreased by any payments made on the notes other than payments of stated interest received.
Your gain or loss realized on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, taxable exchange, redemption, retirement or other taxable disposition, you have held the note for more than one year. Under current law, long-term capital gains of individuals, estates and trusts are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding
In general, information reporting requirements will apply to principal and interest payments on the notes and to the proceeds of the sale or other disposition of a note (including a redemption or retirement) unless you are a corporation or other exempt recipient and, if requested, certify such status. These amounts generally must be reported to the IRS and to you. Additionally, backup withholding will apply to such payments if you are a non-corporate U.S. holder and fail to provide a correct taxpayer identification number or certification of exempt status or fail to report full dividend and interest income or otherwise fail to comply with applicable requirements of the backup withholding rules.
Presently, the backup withholding rate is 24%, but may be changed in the future. Backup withholding is not an additional tax. If backup withholding applies to you, you may use the amounts withheld as a credit against your U.S. federal income tax liability (and you may be entitled to a refund if backup withholding results in an overpayment of taxes), as long as you timely provide certain information to the IRS. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Net Investment Income
A 3.8% tax is imposed on the “net investment income” of certain U.S. individuals, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest income and certain net gain from the disposition of property, such as the notes, less certain deductions. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of the notes.
Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to non-U.S. holders of the notes.
Interest
Subject to the discussion of backup withholding and FATCA withholding below, interest that we pay to you that is not effectively connected with your conduct of a U.S. trade or business will generally not be subject to U.S. federal income tax or withholding of U.S. federal income tax if you:
•
do not, directly or indirectly, actually or constructively, own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•
are not a “controlled foreign corporation” for U.S. federal income tax purposes with respect to which we are a “related person” within the meaning of the Code; and

•
certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, on IRS Form W-8BEN or W-8BEN-E or an applicable successor or substitute form, under penalties of perjury, that you are not a U.S. person and provide your name and address.

If you do not satisfy the preceding requirements, your interest on a note that is not effectively connected with a U.S. trade or business will generally be subject to U.S. withholding tax at a flat rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty. If a non-U.S. holder holds the notes through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certain requirements under applicable Treasury regulations in order to avoid U.S. federal withholding tax.
Gain on Disposition
Subject to the discussion of backup withholding tax below, you generally will not be subject to U.S. federal income tax on any gain or income realized from the sale, taxable exchange, redemption,

retirement or other taxable disposition of a note (less any amount attributable to accrued and unpaid interest, which will be taxable as described under “— Non-U.S. Holders — Interest”) unless:
•
the income or gain is effectively connected with your conduct of a U.S. trade or business, and, if a U.S. income tax treaty applies, is attributable to a permanent establishment you maintain in the United States; or

•
if you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder. See “— Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax or a lower applicable treaty rate on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses.
Income or Gain Effectively Connected with a U.S. Trade or Business
If you are engaged in trade or business in the United States, and interest on, or gain on the sale, redemption, exchange, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business and, in the case of an applicable tax treaty, is attributable to a permanent establishment you maintain in the United States, you will be exempt from U.S. withholding tax but will be subject to regular U.S. federal income tax on such interest or gain on a net income basis generally in the same manner as if you were a U.S. holder. In order to establish an exemption from U.S. withholding tax, you must provide to us, our paying agent or the person who would otherwise be required to withhold U.S. federal income tax, a properly completed and executed IRS Form W-8ECI or applicable successor or substitute form on or before any payment date. In addition to regular U.S. federal income tax, if you are a foreign corporation, you may be subject to U.S. branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless an applicable tax treaty provides for a lower rate. For this purpose, you must include interest and gain on your notes in the earnings and profits subject to the U.S. branch profits tax if these amounts are effectively connected with the conduct of your U.S. trade or business.
Information Reporting and Backup Withholding
Payments to non-U.S. holders of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Backup withholding generally will not apply to payments of interest on the notes by us or our paying agent or the person who would otherwise be required to withhold U.S. federal income tax to you if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.
The payments of the gross proceeds from the disposition of notes (including redemption or retirement) to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above under “— Interest” or otherwise establish an exemption. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, if that broker is a U.S. person or is a foreign branch or office of a U.S. person, a “controlled foreign corporation” for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.

You are urged to consult your tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you timely furnish the required information to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”) and applicable Treasury regulations and administrative guidance thereunder may require withholding at a rate of 30% on interest on the notes if paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary with respect to the payments) unless such institution agrees to report and disclose, on an annual basis, information with respect to its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such foreign entity is the beneficial owner or an intermediary with respect to the payments) unless such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. A foreign financial institution generally is a foreign entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the benefit of one or more other persons, or (iii) is an investment entity that, in general, primarily conducts as a business on behalf of customers trading in certain financial instruments, individual or collective portfolio management or otherwise investing, administering, or managing funds, money or certain financial assets on behalf of other persons. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. The final Treasury regulations and subsequent guidance provide detailed guidance regarding the reporting, withholding and other obligations under FATCA. Investors should consult their tax advisors regarding the possible impact of the FATCA rules on their investment in the notes, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.
THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. DUE TO THE COMPLEXITY OF THE UNITED STATES FEDERAL INCOME TAX RULES APPLICABLE TO NOTEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriters	Aggregate Principal Amount of 2023 Notes	Aggregate Principal Amount of 2031 Notes	Aggregate Principal Amount of 2051 Notes
Goldman Sachs & Co. LLC	$84,500,000	$117,000,000	$84,500,000
Credit Suisse Securities (USA) LLC	$84,500,000	$117,000,000	$84,500,000
J.P. Morgan Securities LLC	$84,500,000	$117,000,000	$84,500,000
BofA Securities, Inc.	$52,000,000	$72,000,000	$52,000,000
Citigroup Global Markets Inc.	$52,000,000	$72,000,000	$52,000,000
Morgan Stanley & Co. LLC	$52,000,000	$72,000,000	$52,000,000
Wells Fargo Securities, LLC	$52,000,000	$72,000,000	$52,000,000
Capital One Securities, Inc.	$21,125,000	$29,250,000	$21,125,000
ING Financial Markets LLC	$21,125,000	$29,250,000	$21,125,000
PNC Capital Markets LLC	$21,125,000	$29,250,000	$21,125,000
Scotia Capital (USA) Inc.	$21,125,000	$29,250,000	$21,125,000
Truist Securities, Inc.	$21,125,000	$29,250,000	$21,125,000
U.S. Bancorp Investments, Inc.	$21,125,000	$29,250,000	$21,125,000
CIBC World Markets Corp.	$8,125,000	$11,250,000	$8,125,000
Mizuho Securities USA LLC	$8,125,000	$11,250,000	$8,125,000
Regions Securities LLC	$8,125,000	$11,250,000	$8,125,000
TD Securities (USA) LLC	$8,125,000	$11,250,000	$8,125,000
BOK Financial Securities, Inc.	$4,875,000	$6,750,000	$4,875,000
Comerica Securities, Inc.	$4,875,000	$6,750,000	$4,875,000
FHN Financial Securities Corp.	$4,875,000	$6,750,000	$4,875,000
Huntington Securities, Inc	$4,875,000	$6,750,000	$4,875,000
Raymond James & Associates Inc.	$4,875,000	$6,750,000	$4,875,000
SMBC Nikko Securities America, Inc.	$4,875,000	$6,750,000	$4,875,000
Total	$650,000,000	$900,000,000	$650,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.150% of the principal amount of the 2023 notes, 0.390% of the principal amount of the 2031 notes and of 0.500% of the principal amount of the 2051 notes. The underwriters may allow, and such other dealers may reallow, a concession not in excess of 0.100% of the principal amount of the 2023 notes, 0.250% of the principal amount of the 2031 notes and 0.350% of the principal amount of the 2051 notes to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by us
Per 2023 note	0.250%
Per 2031 note	0.650%
Per 2051 note	0.875%
The expenses of the offering, not including the underwriting discount, are estimated at $5.5 million and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.
New Issue of Notes
Each series of the notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that delivery of the notes will be made to investors on or about March 24, 2021 which will be the fourth th business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery hereunder should consult their advisors.
No Sales of Similar Securities
We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Specifically, the underwriters and/or their affiliates serve various roles under our revolving credit facility, Viper OpCo’s revolving credit facility and Rattler OpCo’s revolving credit facility. In addition, certain of the underwriters or their respective affiliates may be holders of certain Tender Offer Notes and, to the extent the Tender Offer Notes held by them are purchased by us in the Tender Offers, such underwriters or their affiliates will receive a portion of the proceeds of this offering. The underwriters are also acting as dealer managers and consent solicitation agents in connection with the Tender Offers and Consent Solicitations, for which they will receive customary fees.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, certain other of the underwriters or their affiliates are likely to hedge and certain of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or the United Kingdom. For these purposes,
(a)
a retail investor means a person who is one (or more) of:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)
a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area or the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area or the United Kingdom may be unlawful under the PRIIPs Regulation. For purposes of this provision, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended, and includes any relevant implementing measure in any Member State of the European Economic Area.
Notice to Prospective Investors in the United Kingdom
Each underwriter has represented, warranted and agreed that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell the notes in Hong Kong by means of any document other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that it has not and will not issue and has not and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has agreed not to offer or sell the notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purposes of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore and the offer of the notes in Singapore is made primarily pursuant to the exemption under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor as defined in Section 4A of SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (b) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275 (1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(i)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(x)
to an Institutional Investor, and Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(y)
where no consideration is or will be given for the transfer;

(z)
where the transfer is by operation of law;

(aa)
as specified in Section 276(7) of the SFA; or

(bb)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) we and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act. The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon by Akin Gump Strauss Hauer & Feld LLP. Certain legal matters with respect to the notes offered hereby will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Diamondback Energy, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of QEP Resources, Inc. as of and for the year ended December 31, 2020, incorporated in this prospectus supplement by reference from Item 8 of the Annual Report on Form 10-K of QEP Resources, Inc. for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given on their authority as experts in auditing and accounting.
Information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Diamondback Energy, Inc. is based upon the report on estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P. as of December 31, 2020, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., is based upon the report on estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P. as of December 31, 2020, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.
Certain information with respect to QEP Resources, Inc.’s oil and natural gas reserves incorporate by reference into this prospectus supplement has been derived from the report of Ryder Scott Company L.P. as of December 31, 2020, independent oil and gas reserve evaluation engineering consultants, and has been incorporated by reference herein in reliance on the authority of such firm as experts with respect to matters covered by such report and in giving such report.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed on April 24, 2020; and

•
our Current Reports on Form 8-K and 8-K/A, in each case filed with the SEC on March 4, 2021, and our Current Reports on Form 8-K, filed with the SEC on March 17, 2021 and March 18, 2021.

In addition, we incorporate by reference into this prospectus supplement the audited consolidated 2020 financial statements of QEP, comprised of the consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements, previously filed in Item 8 of QEP’s 2020 Annual Report on Form 10-K filed with the SEC on February 24, 2021.
Further, we incorporate by reference into this prospectus supplement certain information with respect to QEP Resources, Inc.’s oil and natural gas reserves derived from the report of Ryder Scott Company L.P., independent oil and gas reserve evaluation engineering consultants, as of December 31, 2020, which report is included as Exhibit 99.1 to QEP’s Annual Report on Form 10-K filed with the SEC on February 24, 2021.
In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus supplement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement, unless otherwise indicated on such Form 8-K.
We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. You should direct any requests for documents to Teresa L. Dick, Executive Vice President, Chief Accounting Officer and Assistant Secretary, Diamondback Energy, Inc., 515 Central Park Drive, Suite 500, Oklahoma City, Oklahoma 73105; telephone: (405) 463-6900.

Prospectus
Diamondback Energy, Inc.
Debt Securities
Guarantees of Debt Securities

We may offer and sell, from time to time in one or more offerings, our debt securities, and one or more of our existing and any future subsidiaries, including Diamondback O&G LLC, may fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered by us pursuant to this prospectus and any applicable prospectus supplement collectively as the “debt securities.” This prospectus provides you with a general description of the debt securities and the general manner in which we will offer the debt securities. Each time we sell the debt securities, to the extent required, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our debt securities.
Investing in our debt securities involves risks. Please read carefully the information included and incorporated by reference into this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before you make your investment decision. See “Risk Factors” beginning on page 4.
We may sell the debt securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 18, 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we sell the debt securities, to the extent required, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any of our debt securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
When used in this prospectus or in any supplement to this prospectus, the terms “Diamondback Energy,” the “Company,” “we,” “our” and “us” refer to Diamondback Energy, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:
•
business strategy;

•
exploration and development drilling prospects, inventories, projects and programs;

•
oil and natural gas reserves;

•
acquisitions and divestitures;

•
identified drilling locations;

•
ability to obtain permits and governmental approvals;

•
technology;

•
financial strategy;

•
realized oil and natural gas prices and effects of hedging arrangements;

•
production;

•
lease operating expenses, general and administrative costs and finding and development costs;

•
future operating results; and

•
plans, objectives, expectations and intentions.

All of these types of statements, other than statements of historical fact included or incorporated by reference in this prospectus, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “seek,” “objective” or “continue,” the negative of such terms or other comparable terminology.
The forward-looking statements contained or incorporated by reference in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, our management’s assumptions about future events may prove to be inaccurate. Our management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the many factors including those described under “Risk Factors” incorporated by reference herein and elsewhere in this prospectus. All forward-looking statements contained in this prospectus or included in a document incorporated by reference herein speak only as of the date hereof or thereof, respectively. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

OUR COMPANY
We are an independent oil and natural gas company focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. This basin, which is one of the major producing basins in the United States of America, is characterized by an extensive production history, a favorable operating environment, mature infrastructure, long reserve life, multiple producing horizons, enhanced recovery potential and a large number of operators.
Our principal executive offices are located at 500 West Texas, Suite 1200, Midland, Texas, and our telephone number at that address is (432) 221-7400. Our website address is www.diamondbackenergy.com. Information contained on our website does not constitute part of this prospectus.
THE SUBSIDIARY GUARANTORS
One or more of our existing and any future subsidiaries may jointly and severally, fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent required by the rules and regulations of the SEC.

RISK FACTORS
Investment in our debt securities involves certain risks. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the headings “Risk Factors” and in any other filings we made with the SEC prior to the filing of this prospectus, including those incorporated by reference into this prospectus, under the heading “Risk Factors” before investing in our debt securities. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our debt securities. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of the debt securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may offer by this prospectus consist of notes or other evidences of indebtedness of Diamondback Energy. We may issue debt securities in one or more series under an indenture (the “Base Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which Base Indenture may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture (collectively with the Base Indenture, the “Indenture”). The term “Indenture” shall also include the terms of any particular series or specific debt securities within a series established as contemplated by the Indenture. A form of the Base Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Base Indenture. For purposes of this Description of Debt Securities, references to “Diamondback Energy,” the “Company,” “we,” “our” and “us” refer only to Diamondback Energy, Inc. and not to its subsidiaries.
The provisions of the Base Indenture will generally be applicable to all of the debt securities. Selected provisions of the Base Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•
the title of the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the person to whom any interest on a debt security will be payable, if other than the registered holder thereof on the regular record date therefor;

•
the date or dates on which the principal of the debt securities will be payable or the method of determination thereof and the amount of principal that will be payable;

•
the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or contingent interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, and the date or dates from which such interest shall accrue or the method of determination thereof;

•
the dates on which interest will be payable and the regular record dates for interest payment dates;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable and the manner in which any payment may be made;

•
our option, if any, to redeem or prepay the debt securities, in whole or in part, the period or periods within which, and the price or prices at which, such redemption or prepayment may occur, and the other terms and conditions of any such redemptions or prepayments;

•
our obligation, if any, whether pursuant to a sinking fund or otherwise, to redeem, purchase, repurchase, or offer to purchase or repurchase, the debt securities, in whole or in part, the period or periods within which, and the price or prices at which, such redemption, purchase or repurchase must occur, and the other terms and conditions of any such redemptions, purchases and repurchases;

•
the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•
if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any debt securities shall be payable, or shall at the election of the Company or the holder thereof be payable, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and determining the outstanding amount of debt securities, and, in the case of an election, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of the debt securities pursuant to an event of default;

•
if the principal amount payable at the maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such debt securities as of any such date, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or that shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•
if applicable, that the debt securities, in whole or any specified part, shall not be defeasible, and, if such Securities may be defeased, in whole or in part, any provisions to permit a pledge of obligations other than U.S. government obligations (or the establishment of other arrangements) to satisfy the requirements for defeasance of such debt securities and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced;

•
if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends that shall be borne by any such global security in lieu of that set forth in the Base Indenture, any addition to, elimination of or other change in the circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of any such global security;

•
any addition to, elimination of or other change in the events of default that apply to any debt securities, any changes in the applicable notice or cure periods (which may be no period), and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable, or the automatic acceleration of such principal amount;

•
any addition to, elimination of or other change in the covenants set forth in the Base Indenture that applies to any debt securities;

•
if applicable, that persons other than those specified in the Base Indenture shall have such benefits, rights, remedies and claims with respect to such debt securities, as and to the extent provided for such debt securities;

•
any change in the actions permitted or required to be taken by or on behalf of the holders of any debt securities, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities rather than or in addition to the holders of all debt securities;

•
any provisions for subordination of any debt securities to other obligations of the Company (including other debt securities issued under the Indenture);

•
whether payment of principal of and premium, if any, and interest, if any, on any debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of such debt securities;

•
if and as applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities and any circumstances other than those set forth in the Base Indenture in which any such global security may be transferred to, and registered and exchanged for debt securities registered in the name of, a person other than the depositary for such global security or a nominee thereof and in which any such transfer may be registered;
•
whether and under what circumstances the Company will pay additional amounts on any debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities rather than pay such additional amounts;

•
if any debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•
whether any debt securities are to be convertible into or exchangeable for common stock or any other security or property, including, without limitation, securities of another person held by the Company or its affiliates, and, if so, the terms thereof;

•
any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities that may be converted into securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•
whether any debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, if such terms differ from those set forth in the Base Indenture, and the names of, or the method of determination or identification of, the guarantors, and any deletions from, or modifications or additions to, the provisions of the Base Indenture in connection with the guarantees of the debt securities of the series;

•
if other than the Trustee, the identity of the initial security registrar and any initial paying agent; and

•
any other terms of the debt securities and any guarantees of the debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our existing or future subsidiaries, including Diamondback O&G LLC, specified as a “guarantor” (each, a “guarantor”) in the prospectus supplement for the series of such debt securities. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture.
We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•
the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this description mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which the Depository Trust Company (“DTC”) acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.
Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest and premium, if any, on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•
DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•
we notify the Trustee that we wish to exchange that global security in whole.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to take any action that a holder is entitled to take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the debt securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the Trustee takes any responsibility for the accuracy of the information or these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream or their respective participants directly to discuss these matters.
Certain Covenants
Maintenance of Office or Agency
We will be required to maintain an office or agency in the City of New York, or, if different, in each place of payment for each series of debt securities, for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, conversion or exchange.
Paying Agents, etc.
If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to such payment a sum sufficient to pay the amount due until such sum is paid to such persons or otherwise disposed of as provided in the Indenture and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, on each due date of the principal of or any premium or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. Any money deposited with a paying agent or the Trustee for the payment of principal of or any premium or interest on any debt securities that remains unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
Corporate Existence
We will be required to preserve and keep in full force and effect our corporate existence, charter rights, statutory rights, licenses and franchises, but the Company shall not be required to preserve any such right, license or franchise if the Company determines that such preservation is no longer desirable in the conduct of the business of the Company.
Compliance Certificate
The Company will be required to file annually with the Trustee a certificate signed by one of its officers, stating whether or not the officer knows of any default by the Company in compliance with any provision of the Indenture.
Consolidation, Merger, Sale, Conveyance, Transfer or Lease
The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person, unless:
(1)
the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)
the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed and, for each debt security that by its terms provides for conversion, shall have provided for the right to convert such debt security in accordance with its terms;
(3)
immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company with or into, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company on a consolidated basis to, any person, in each case in accordance with the foregoing covenant, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture and the debt securities, except in the case of a lease of all or substantially all of the properties and assets of the Company on a consolidated basis, in which case the predecessor Company shall not be released from the obligation to pay the principal of, any premium on, and interest on the debt securities.
Events of Default
The following are events of default under the Indenture with respect to debt securities of any series:
(1)
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of the principal of or any premium on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

(3)
default in the deposit of any sinking fund payment when and as due by the terms of any debt security of that series and continuance of such default for a period of 60 days;

(4)
default in the performance, or breach, of any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in the events of default for such series specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)
specified events of bankruptcy, insolvency, or reorganization involving the Company;

(6)
any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the Indenture or its guarantee, in each case unless the guarantee has been released pursuant to the terms of the Indenture; and

(7)
any other event of default provided with respect to debt securities of that series.

The Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to it within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an event of default described in clause (5) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable automatically without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. If any other event of default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Amendments and Waivers” below.
Subject to the duty of the Trustee to act with the requisite standard of care during an event of default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may institute any proceeding with respect to the Indenture unless:
(1)
such holder has previously given the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
holders of not less than 25% in principal amount of the outstanding debt securities of such series have requested in writing that the Trustee institute proceedings in respect of such event of default;

(3)
such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request;

(4)
the Trustee has failed to institute any such proceeding within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60 day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its rights and powers to use the degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines in good faith would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with any request or direction.
Any additional events of default with respect to any series of debt securities, and any variations from the foregoing events of default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Amendments and Waivers
Subject to certain exceptions, the Indenture and the debt securities may be amended or supplemented with the consent of the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series), or, if a waiver of compliance with provisions affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount of all outstanding debt securities affected by the waiver, with the debt securities of all the affected series voting together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Subject to certain exceptions, any past default may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding or, if the waiver of a past default affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series). In addition, without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or any series of debt securities for certain purposes as set forth in the Indenture.
However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a debt security issued with original issue discount or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or permit the Company to redeem any debt security if the Company would not otherwise be permitted to do so, or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
if any debt security provides that the holder may require the Company to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein;

•
reduce the percentage in principal amount of the outstanding debt securities of any one or more series (considered separately or together as one class, as applicable, and whether comprising the same or different series or less than all the debt securities of a series), the consent of whose holders is required for any such amendment or supplement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences);

•
if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the Indenture; or

•
subject to certain exceptions, modify any of the provisions of relating to the percentage of holders who must consent to an amendment, supplement or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a purchase of, or tender or exchange offer for, such holder’s debt securities will not be rendered invalid by such purchase, tender or exchange.
Defeasance
The Company at any time may terminate all of its and any guarantor’s obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.
The Company may at any time terminate its and any guarantor’s obligations to comply with certain covenants described above under “— Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and may omit to comply with such covenants without creating an event of default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee, and without the consent of the holders of any debt securities.
Satisfaction and Discharge
The Indenture shall upon request of the Company cease to be of further effect with respect to the debt securities of any series and any guarantees of such debt securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such debt security expressly provided for in the Indenture or in the terms of such debt security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to such debt securities, when:
(1)
either:

(A)
all such debt securities theretofore authenticated and delivered (other than (i) debt securities that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (ii) debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)
all such debt securities not theretofore delivered to the Trustee for cancellation

(i)
have become due and payable, or

(ii)
will become due and payable at their stated maturity within one year, or

(iii)
are to be called for redemption within one year under arrangements satisfactory to the

Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a guarantor in the case of (i), (ii) or (iii) of subsection (B) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be;
(2)
the Company and the guarantors (if any) have paid or caused to be paid all other sums payable under the Indenture by the Company and the guarantors (if any) with respect to such debt securities; and

(3)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such debt securities have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture with respect to debt securities of any series, certain obligations of the Company and the Trustee listed in the Indenture shall survive such satisfaction and discharge.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States of America, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of the

Company or any guarantor under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The Indenture is, and the debt securities (and any guarantees thereof) will be, governed by, and construed in accordance with, the laws of the State of New York.
Guarantees
The debt securities of any series may be guaranteed by one or more of our existing or future subsidiaries, including Diamondback O&G LLC. However, the Indenture will not require that any of our existing or future subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the Indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the Indenture will contain provisions intended to limit the obligations of each guarantor under its guarantees and the Indenture to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the Indenture will (i) provide that each guarantor will be released and discharged automatically and unconditionally from all its obligations under the Indenture and its guarantee with respect to a series of debt securities, and will cease to be a guarantor with respect to such debt securities, without any further action required on the part of the Trustee or any holder, (a) in the case of a guarantor that is a subsidiary of the Company, in the event the guarantor is sold or disposed of (whether by merger, consolidation, the sale of a sufficient amount of its (or an intermediate holding company’s) capital stock so that it no longer constitutes a “subsidiary” of ours or the sale of all or substantially all of its properties and assets on a consolidated basis (other than by lease)), and whether or not the guarantor is the surviving entity in such transaction, to a person that is not (and does not thereupon become) the Company or a subsidiary of the Company, (b) in connection with any covenant defeasance, legal defeasance or satisfaction and discharge of the debt securities of that series, or (c) if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of the guarantor and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our debt securities provides that those debt securities will have the benefit of a guarantee by any or all of our existing or future subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.
Regarding the Trustee
The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. Except as provided above under the heading “Payments” or as otherwise provided in the applicable prospectus supplement, all payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an event of default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

PLAN OF DISTRIBUTION
We may sell the debt securities being offered hereby in one or more of the following ways from time to time:
•
to underwriters or dealers for resale to the public or to institutional investors;

•
directly to institutional investors;

•
directly to agents;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents to the public or to institutional investors;

•
if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms; or

•
through a combination of any of the previous methods of sale.

The prospectus supplements and pricing supplements, if any, will set forth the terms of the offering of each series of debt securities, including the name or names of any underwriters, dealers or agents, the purchase price of the debt securities and the proceeds to us from such sale, any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the debt securities may be listed.
If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including privately negotiated transactions, at a fixed public offering price or prices, which may be changed, in “at the market offerings,” at prices related to prevailing market prices or at negotiated prices or varying prices determined at the time of sale.
Unless otherwise set forth in a prospectus supplement or a pricing supplement, if any, the obligations of the underwriters to purchase any series of debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of debt securities, if any are purchased.
If a dealer is utilized in the sale of the debt securities, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
The debt securities may also be offered and sold, if so indicated in the prospectus supplement or a pricing supplement, if any, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement or a pricing supplement, if any.
Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, and to reimbursement by us for certain expenses. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of debt securities will be a new issue of the debt securities and will have no established trading market. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the debt securities will not be listed on a national securities exchange. Any underwriters to whom we sell the debt securities for public offering and sale may make a market in those debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the debt securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the site is www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):
•
our Annual Report on Form 10-K and our Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019 and March 12, 2019, respectively;

•
our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 9, 2019 and November 6, 2019, respectively; and

•
Current Reports on Form 8-K, filed on February 28, 2019 (except for Item 7.01), March 29, 2019, May 29, 2019, June 11, 2019, July 3, 2019, September 4, 2019, September 30, 2019 and November 5, 2019 (except for Item 2.02).

We also incorporate by reference audited consolidated financial statements of Energen Corporation, comprised of the balance sheets as of December 31, 2017 and 2016, the related statements of operations for the years ended December 31, 2017, 2016 and 2015, the related statements of comprehensive income for the years ended December 31, 2017, 2016 and 2015, the related statements of shareholders’ equity for the years ended December 31, 2017, 2016 and 2015, the related statements of cash flows for the years ended December 31, 2017, 2016 and 2015, and the related notes to the audited consolidated financial statements, contained in Energen Corporation’s Form 10-K filed with the SEC on February 28, 2018.
In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by writing to Teresa L. Dick, Executive Vice President, Chief Accounting Officer and Assistant Secretary, Diamondback Energy, Inc., 515 Central Park Drive, Suite 500, Oklahoma City, Oklahoma 73105; telephone: (405) 463-6900.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities to be offered hereby offered by us will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Diamondback Energy, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests is based upon estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P. as of December 31, 2018, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., is based upon estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P. as of December 31, 2018, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Energen Corporation, a wholly owned subsidiary of Diamondback Energy, Inc., is based upon estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P. as of December 31, 2018, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Energen Corporation for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Diamondback Energy, Inc.
$650,000,000 0.900% Senior Notes due 2023
$900,000,000 3.125% Senior Notes due 2031
$650,000,000 4.400% Senior Notes due 2051

PROSPECTUS SUPPLEMENT
March 18, 2021

Joint Book-Running Managers
Goldman Sachs & Co. LLC
Credit Suisse
J.P. Morgan
BofA Securities
Citigroup
Morgan Stanley
Wells Fargo Securities
Senior Co-Managers
Capital One Securities
ING
PNC Capital Markets LLC
Scotiabank
Truist Securities
US Bancorp
Co-Managers
CIBC Capital Markets
Mizuho Securities
Regioins Securities LLC
TD Securities
BOK Financial Securities, Inc.
Comerica Securities
FHN Financial Securities Corp.
Huntington Capital Markets
Raymond James
SMBC Nikko